Exhibit 10.2

AMENDMENT NO. 1
TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of March 12, 2007 (this “Amendment”), is made by and among Bowie Resources, LLC, a Delaware limited liability company (“Bowie”); Colorado Holding Company, Inc., a Delaware corporation (“CHC”); Bowie Resources Management Partner, LLC, a Nevada limited liability company (“BRMP”); and General Electric Capital Corporation, as agent for the lenders party to the Credit Agreement described below (the “Agent”) and as a Lender under the Credit Agreement.  Capitalized terms used in this Amendment and not otherwise defined have the meanings set forth in the Credit Agreement, as amended hereby.

 W I T N E S S E T H:

WHEREAS, Bowie, CHC, BRMP, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of December 20, 2006 (as the same may hereafter be amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, Bowie, the Lenders and the Agent wish to amend certain provisions of the Credit Agreement in certain respects;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1.

AMENDMENT

Section 5.20 of the Credit Agreement shall be amended in its entirety to read as follows:

5.20        BLM Lease Title Opinion.  No later than May 15, 2007, Borrower shall have provided, or caused to be provided to Agent, a title report, in form and substance reasonably satisfactory to the Agent, covering the BLM Lease with assigned serial number D-036955.

ARTICLE 2.

EFFECTIVENESS

This Amendment shall become effective on the date (the “Effective Date”) when the Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of Bowie, CHC, BRMP and the Requisite Lenders.

ARTICLE 3.

ACKNOWLEDGMENT; COVENANTS; REPRESENTATIONS

3.1           Acknowledgment and Reaffirmation.  Each of Bowie, CHC and BRMP hereby reaffirms, as of the Effective Date, the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby.  As herein amended, the Credit Agreement (as so amended, the “Amended Credit Agreement”) and each of the other Loan Documents shall remain in full force and effect and is hereby ratified and confirmed in all respects.  After the Effective Date, all references in the Credit Agreement to “Agreement” or similar terms shall refer to the Amended Credit Agreement.

3.2           Representations and Warranties, Etc.  Each of Bowie, CHC and BRMP represents and warrants to each other party hereto that:

3.2.1        each of the representations and warranties of Bowie, CHC and BRMP, as applicable, set forth in the Credit Agreement and the other Loan Documents is true and correct in all respects as of the date of the execution and delivery of this Amendment by Bowie, CHC and BRMP (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all respects as of such date), with the same effect as if made on such date;

3.2.2        the execution and delivery by Bowie, CHC and BRMP of this Amendment and the performance by Bowie, CHC and BRMP of their respective obligations under the Amended Credit Agreement, (i) are within the powers of Bowie, CHC and BRMP, as applicable, (ii) have been duly authorized by all necessary action on the part of Bowie, CHC and BRMP, as applicable, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or operating agreement or other organizational documents of Bowie, CHC or BRMP, as applicable, or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon Bowie, CHC or BRMP or any of their respective Subsidiaries; and

3.2.3        both this Amendment and the other Loan Documents are the legal, valid and binding obligations of Bowie, CHC and BRMP enforceable against Bowie, CHC and BRMP in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

3.3           Course of Dealing, Etc.  Bowie, CHC and BRMP hereby acknowledge and agree that the acceptance by each Lender and the Agent of this document shall not be construed in any manner to establish any course of dealing on any Lender’s or the Agent’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future consent, amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

ARTICLE 4.

MISCELLANEOUS

4.1           Loan Document Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

4.2           Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

4.3           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

4.4           Lenders.  The Agent acknowledges and agrees that its execution of this Agreement as Agent and as a Lender constitutes the approval and consent of the Agent and the Requisite Lenders (each as defined in the Credit Agreement) to the transactions herein described.

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IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the day and year first above written.

BOWIE RESOURCES, LLC

By:	/s/ Scott Dyer
Name:	Scott Dyer
Title:	Chief Financial Officer

COLORADO HOLDING COMPANY, INC.

By:	/s/ Stephen Addington
Name:	Stephen Addington
Title:	President

BOWIE RESOURCES MANAGEMENT
PARTNER, LLC

By:	/s/ Keith H. Sieber
Name:	Keith H. Sieber
Title:	President

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ Matthew A. Toth, III
Name:	Matthew A. Toth, III
Title:	Authorized Signatory

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